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                                                                  Exhibit 4.5(a)

                                 AMENDMENT NO. 1

                                       TO

                                CREDIT AGREEMENT

          This AMENDMENT NO. 1 to CREDIT AGREEMENT (the "Amendment"), dated as of April 1, 2004, is entered into by and among FBL Financial Group, Inc. (the "Company"), the financial institutions party hereto (the "Lenders"), and LaSalle Bank National Association, as Administrative Agent (the "Agent"). Each capitalized term used herein and not otherwise defined herein shall have the meaning given to it in the below-defined Credit Agreement.

                                   WITNESSETH

          WHEREAS, the Company, the Lenders, and the Agent are parties to a Credit Agreement dated as of December 18, 2003 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"); and

          WHEREAS, the Company wishes to amend the Credit Agreement in certain respects and the Lenders and the Agent are willing to amend the Credit Agreement on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Agent and the Lenders hereby agree as follows:

     1. AMENDMENTS TO CREDIT AGREEMENT. Effective as of the date first above written, and subject to the satisfaction of the condition to effectiveness set forth in SECTION 2 below, the Credit Agreement shall be and hereby is amended as follows:

          (a) SECTION 1.1 of the Credit Agreement is hereby amended to insert alphabetically therein the following new defined terms:

          "CONSOLIDATED DEBT TO CAPITALIZATION INDEBTEDNESS" means, at any time, the aggregate amount of Indebtedness identified in the Borrower's most recent 10-K, 10-Q, or other public filing made with the Securities and Exchange Commission.

          "CONSOLIDATED DEBT TO CAPITALIZATION NET WORTH" means the consolidated stockholders' equity of the Borrower and its Subsidiaries as set forth in the Borrower's most recent 10-K, 10-Q

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          or other public filing made with the Securities and Exchange
          Commission.

          "SENIOR UNSECURED NOTES" means those certain Senior Unsecured Notes issued by the Borrower in an initial aggregate principal amount of $75,000,000 that are due in 2014, as the same may be amended, restated, supplemented or otherwise modified from time to time, and any senior unsecured notes of like tenor and amount which are exchanged for the Senior Unsecured Notes pursuant to a registered exchange offer or shelf registration, as contemplated by the Senior Unsecured Note Documents.

          "SENIOR UNSECURED NOTE DOCUMENTS" means the agreements, documents, and instruments delivered in connection with the Senior Unsecured Notes, including, without limitation, the indenture or note purchase agreement(s) pursuant to which the Senior Unsecured Notes are issued, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time.

          (b) SECTION 6.11 of the Credit Agreement is hereby amended to delete therefrom clause (j) thereof and to substitute therefor the following:

          (j) Indebtedness evidenced by the Senior Unsecured Notes and the Senior Unsecured Note Documents in an aggregate principal amount not to exceed $75,000,000 at any time.

          (k) Indebtedness not otherwise permitted under this SECTION 6.11 in a principal amount outstanding not to exceed $10,000,000 in the aggregate at any time.

          (c) SECTION 6.18.2 of the Credit Agreement is hereby amended in its entirety as follows:

          6.18.2 STATUTORY CAPITAL AND SURPLUS. Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company shall maintain a combined statutory capital and surplus, as determined in accordance with SAP, equal to or greater than $400,000,000, with such combined statutory capital and surplus being calculated as the sum of (x) Farm Bureau Life Insurance Company's statutory capital and surplus PLUS (y) EquiTrust Life Insurance Company's statutory capital and surplus (the "MINIMUM CAPITAL AND SURPLUS THRESHOLD"); PROVIDED, HOWEVER, that the Minimum Capital and Surplus Threshold shall increase each quarter, commencing on December 31, 2003, by 50% of the prior quarter's positive statutory net income for Farm Bureau Life Insurance Company and

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          EquiTrust Life Insurance Company on a combined basis, determined in accordance with SAP.

          (d) SECTION 6.18 of the Credit Agreement is hereby amended to insert immediately at the end thereof the following SECTION 6.18.5:

          6.18.5. DEBT TO CAPITALIZATION RATIO. The Borrower shall maintain a ratio (the "DEBT TO CAPITALIZATION RATIO") of (i) Consolidated Debt to Capitalization Indebtedness to (ii) Consolidated Debt to Capitalization Net Worth PLUS Consolidated Debt to Capitalization Indebtedness, as determined as of the end of each of its fiscal quarters, that is equal to or less than 35%.

          (e) EXHIBIT B to the Credit Agreement is hereby amended in its entirety pursuant to the form of EXHIBIT B attached to this Amendment.

     2. CONDITION OF EFFECTIVENESS. This Amendment shall become effective and be deemed effective as of the date hereof, if, and only if, the Agent shall have received executed copies of this Amendment from the Company and the Required Lenders.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants as follows:

          (a) The Credit Agreement as previously executed constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

          (b)     Upon the effectiveness of this Amendment, the Company hereby
(i) represents that no Default or Unmatured Default exists under the terms of the Credit Agreement, (ii) reaffirms all covenants, representations and warranties made in the Credit Agreement, and (iii) agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Lenders or the Agent under the Credit Agreement or any related document, instrument or agreement. The Agent and the Lenders expressly reserve all of their rights and remedies, including the right to institute enforcement actions in consequence of any existing Defaults or Unmatured Defaults not waived hereunder or otherwise at any time without further notice, under the Credit Agreement, all other documents, instruments and agreements executed in connection therewith, and applicable law.

     4.   EFFECT ON THE CREDIT AGREEMENT.

          (a) Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement, as amended and modified hereby.

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          (b)     Except as specifically amended and modified above, the Credit
Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall neither, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Agent, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

     5. COSTS AND EXPENSES. The Company agrees to pay all reasonable costs, fees and out-of-pocket expenses (including attorneys' fees and expenses charged to the Agent) incurred by the Agent and the Lenders in connection with the preparation, arrangement, execution and enforcement of this Amendment.

     6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION 735 ILCS
SECTION 105/5-1 ET. SEQ. BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

     7. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     8. COUNTERPARTS. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     9. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Amendment.

               The remainder of this page is intentionally blank.

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          IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

                            FBL FINANCIAL GROUP, INC.


                            By:    /s/ James P. Brannen
                            Name:  James P. Brannen
                            Title: V.P., Finance

                            LASALLE BANK NATIONAL ASSOCIATION,
                            as Agent and as a Lender

                            By:    /s/ Brandon S. Allison
                            Name:  Brandon S. Allison
                            Title: Assistant Vice President

                            BANKERS TRUST COMPANY, N.A., as a Lender

                            By:    /s/ Jon M. Doll
                            Name:  Jon M. Doll
                            Title: Vice President

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                                    EXHIBIT B
                                       TO
                                CREDIT AGREEMENT

                             COMPLIANCE CERTIFICATE

To: The Administrative Agent and the Lenders parties to the below-described Credit Agreement

     This Compliance Certificate is furnished pursuant to that certain Credit Agreement, dated as of December 18, 2003 (as the same may be amended, modified, renewed or extended from time to time, the "Agreement"), among FBL Financial Group, Inc., as the borrower (the "Borrower"), the financial institutions from time to time party thereto as lenders (the "Lenders"), and LaSalle Bank National Association, as Administrative Agent (the "Administrative Agent") for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1.     I am the duly elected ____________________ of the Borrower;

     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

     4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with the financial covenants set forth in SECTION 6.18 of the Agreement, all of which data and computations are true, complete and correct.

     [5.]   **[Schedule II attached hereto sets forth the various reports and deliveries which are required at this time under the Agreement and the other Loan Documents and the status of compliance in connection therewith.]**

     Described below are the exceptions, if any, to paragraph 3. Included in such description is a detailed discussion of the nature of the applicable condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to such condition or event:

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     The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ________ day of ________,______.

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                      SCHEDULE I TO COMPLIANCE CERTIFICATE
                      Compliance as of _________, ____ with
                      Section 6.18 of the Credit Agreement

SECTION 6.18.1 - INTEREST COVERAGE RATIO

1.   Required Minimum Interest Coverage Ratio                                      3.0 to 1.0

2.   Actual Interest Coverage Ratio

     (a)  Available Dividends of Farm Bureau Life Insurance Company and
          EquiTrust Life Insurance Company                                         $__________

     (b)  Consolidated Interest Expense                                            $__________

     (c)  Amount of interest accrued under the FBL Subordinated Note Documents and the Trust Preferred Securities excluded from the calculation of
          Consolidated Interest Expense                                            $__________

     (d)  Ratio of (a) to (b)                                                      ____ to 1.0

SECTION 6.18.2 - STATUTORY CAPITAL AND SURPLUS

1.   Required Minimum Combined Statutory Capital and Surplus for Farm Bureau
     Life Insurance Company and EquiTrust Life Insurance Company:

     (a)  $400,000,000

     (b)  Cumulative positive statutory net income for Farm Bureau Life
          Insurance Company for each fiscal quarter beginning with the fiscal
          quarter ending December 31, 2003                                         $__________

     (c)  Cumulative positive statutory net income for EquiTrust Life Insurance
          Company for each fiscal quarter beginning with the fiscal quarter
          ending December 31, 2003                                                 $__________

     (d)  (b) PLUS (c)                                                             $__________

     (e)  .50 TIMES (d)                                                            $__________

     (f)  (a) PLUS (e)                                                             $__________

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
2.   Actual Combined Statutory Capital and Surplus for Farm Bureau Life
     Insurance Company and EquiTrust Life Insurance Company

     (a)  Actual statutory capital and surplus for Farm Bureau Life Insurance
          Company                                                                  $__________

     (b)  Actual statutory capital and surplus for EquiTrust Life Insurance
          Company                                                                  $__________

     (c)  (a) PLUS (b)                                                             $__________

SECTION 6.18.3 - MINIMUM NET WORTH

1.   Minimum Required Consolidated Net Worth:

     (a)  $575,000,000

     (b)  Cumulative positive Consolidated Net Income for each fiscal quarter
          beginning with the fiscal quarter ending December 31, 2003               $__________

     (c)  .50 times (b)                                                            $__________

     (d)  (a) PLUS (c)                                                             $__________

2.   Actual Consolidated Net Worth (determined without giving effect to
     unrealized gains or losses related to FASB No. 115 activities)                $__________

SECTION 6.18.4 - INSURANCE RISK BASED CAPITAL

1.   Required Minimum Insurance RBC Ratio for Farm Bureau Life Insurance Company   350%

2.   Actual Minimum Insurance RBC Ratio for Farm Bureau Life Insurance Company

     (a)  Total Adjusted Capital (as defined in the Insurance RBC Model Act) for
          Farm Bureau Life Insurance Company                                       $__________

     (b)  Authorized Control Level RBC (as defined in the Insurance RBC Model
          Act) for Farm Bureau Life

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
          Insurance Company                                                        $__________

     (c)  Ratio of (a) to (b) (calculated as a percentage)                         ___________

3.   Required Minimum Insurance RBC Ratio for EquiTrust Life Insurance Company     350%

4.   Actual Minimum Insurance RBC Ratio for EquiTrust Life Insurance Company

     (a)  Total Adjusted Capital (as defined in the Insurance RBC Model Act) for
          EquiTrust Life Insurance Company                                         $__________

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
     (b)  Authorized Control Level RBC (as defined in the Insurance RBC Model
          Act) for EquiTrust Life Insurance Company                                $__________

     (c)  Ratio of (a) to (b) (calculated as a percentage)                         ___________

SECTION 6.18.5 - DEBT TO CAPITALIZATION RATIO

1.   Maximum Permitted Debt to Capitalization Ratio                                35%

2.   Actual Debt to Capitalization Ratio

     (a)  Consolidated Debt to Capitalization Indebtedness (as reported in the
          Borrower's most recent public filing with the Securities and Exchange
          Commission)                                                              $__________

     (b)  Consolidated Debt to Capitalization Net Worth (as reported in the
          Borrower's most recent public filing with the Securities and Exchange
          Commission)                                                              $__________

     (c)  Ratio of (a) to (a) PLUS (b) (expressed as a percentage)                 ____%

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                      SCHEDULE II TO COMPLIANCE CERTIFICATE
                      Reports and Deliveries Currently Due